EXHIBIT 3.1

SECOND AMENDED AND RESTATED BY-LAWS

OF

CARNIVAL CORPORATION

ARTICLE I

Offices

Section 1.1         Offices. The Corporation may have and maintain an office or offices at such places within or without the Republic of Panama as the Board of Directors may from time to time determine or the business of the Corporation requires.

ARTICLE II

Meetings of Shareholders

Section 2.1         Place of Meeting. Every meeting of the Shareholders the Corporation shall be held at the office of the Corporation or at such place or places within or outside the Republic of Panama as shall be specified or fixed in the notice of such meeting or in the waiver of notice thereof.

Section 2.2        Annual Meeting. The Annual Meeting of the Shareholders shall be held annually at such hour and on such business day in March or April as may be determined by the Board of Directors and designated in the notice of meeting. At such Annual Meeting, the Shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.

Section 2.3        Deferred Meeting for Election of Directors, Etc. If the Annual Meeting for the election of directors and the transaction of other business is not held within the months specified in Section 2.2, the Board shall call a meeting of Shareholders for the election of directors and the transaction of other business as soon thereafter as convenient.

Section 2.4         Special Meetings. A Special Meeting of Shareholders (other than special meting for the election of directors), unless otherwise prescribed by statute, may be called at any time by the Board or by the President or by the Secretary. At any Special Meeting of Shareholders only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice thereof or in any waiver of notice thereof.

Section 2.5         Notice of Meetings. Except as provided in Section 6.2, written notice of all meetings of Shareholders stating the purpose or purposes for which the meeting is called, including whether the resolution relates to a Joint Electorate Action or a Class Rights Action, the name of the person or persons at whose direction the notice is being given, and the date, time and place where it is to be held, shall be given, personally or by mail, at least ten (10) but not more than sixty (60) days before such meeting, to each Shareholder of record entitled to vote at such meeting and to each member of the Board of Directors. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid directed to the Shareholder at his address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting.

Section 2.6         Notice with Respect to Joint Electorate Action or Class Rights Action. If the Corporation proposes to undertake a Joint Electorate Action or Class Rights Action, the Corporation shall immediately give notice to P&O Princess of the nature of the Joint Electorate Action or the Class Rights Action it proposes to take. Unless such action is proposed to be taken at the Annual Meeting of Shareholders, the Board of Directors shall convene a Special Meeting for the purpose of considering a resolution to approve the Joint Electorate Action or Class Rights Action. Such meeting shall be held as close in time as practicable with the Parallel Shareholder Meeting convened by P&O Princess for purposes of considering such Joint Electorate Action or Class Rights Action.

(a)          The Corporation shall cooperate fully with P&O Princess in preparing resolutions, explanatory memoranda or any other information or material required in connection with the proposed Joint Electorate Action or Class Rights Action.

Section 2.7	Quorum, Manner of Acting and Adjournment.

(a)          The presence in person or by proxy at any meeting of Shareholders holding at least one-third of the total votes entitled to be cast shall constitute a quorum for the transaction of business at such meeting except as otherwise required by Applicable Regulation, the Articles of Incorporation or these By-Laws. When a quorum is once present to organize a meeting of Shareholders, it is not broken by the subsequent withdrawal of any Shareholders. The holders of a majority of the shares of stock present in person or represented by proxy at any meeting of Shareholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. The Secretary shall give notice to P&O Princess as soon as possible of an adjournment and of the business to be transacted at an adjourned meeting.

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(b)          When a quorum for the transaction of business is present at any meeting, a Majority Resolution shall decide such question brought before such meeting, unless the question is one upon which, by express provision of Applicable Regulation, the Articles of Incorporation or as provided in these By-Laws, a Supermajority Resolution is required, in which case such express provision shall govern the decision of such question. Shareholders present in person or by proxy at a duly convened meeting can continue to transact business until adjournment, notwithstanding withdrawal of Shareholders so as to leave fewer than a quorum present.

(c)          No action required to be taken or which may be taken at any meeting of Shareholders may be taken without a meeting, and the power of the Shareholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

Section 2.8         Quorum for Joint Electorate Actions and Class Rights Actions.

(a)          For purposes of determining whether a quorum exists at any meeting of Shareholders where a Joint Electorate Action or a Class Rights Action is to be considered:

(i)           if the meeting of Shareholders convenes before the Parallel Shareholder Meeting of P&O Princess, the Carnival Special Voting Share shall, at the commencement of the meeting, have no votes and therefore shall not be counted for purposes of determining the total number of shares entitled to vote at such meeting or whether a quorum exists at such meeting, although the Carnival Special Voting Share itself must be present, either in person (through a representative of DLC SVC) or by proxy;

(ii)          if the meeting of the Shareholders convenes at substantially the same time as or after the Parallel Shareholder Meeting of P&O Princess with respect to one or more Joint Electorate Actions and no Class Rights Actions, the Carnival Special Voting Share will have the maximum number of votes attached to it as were cast on any such Joint Electorate Action multiplied by the Carnival Equivalent Number, either for, against or abstained, at the Parallel Shareholder Meeting of P&O Princess, and such maximum number of votes (including abstentions) multiplied by the Carnival Equivalent Number shall constitute shares entitled to vote and present for purposes of determining whether a quorum exists at such meeting; and

(iii)        if the meeting of Shareholders convenes at substantially the same time as or after the Parallel Shareholder Meeting of P&O Princess with respect to one or more Class Rights Actions, the Carnival Special Voting Share shall, at the commencement of the meeting, have no votes (for purposes of determining whether a quorum exists, but without prejudice to any voting rights the Carnival Special Voting Share may have under the Articles of Incorporation) and therefore shall not be counted for purposes of determining the total number of shares entitled to vote at such meeting or whether a quorum exists at such meeting, although the Carnival Special

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Voting Share itself must be present, either in person (through a representative of DLC SVC) or by proxy.

(b)          Notwithstanding the foregoing, in order for a quorum to be validly constituted with respect to meetings of Shareholders convened to consider a Joint Electorate Action or Class Rights Action, DLC SVC must be present at such meeting.

Section 2.9         Organization. At every meeting of Shareholders, the Chairman of the Board, if there be one, or in the case of vacancy in the office or absence of the Chairman of the Board, one of the following persons present in the order stated: the vice chairman of the Board, if there be one or in their order of rank or seniority if there be more than one, the Chief Executive Officer, the President, the vice presidents in their order of rank or seniority, a chairman designated by those members of the Board of Directors present at the meeting or a chairman chosen by Shareholders shall act as chairman, and the Secretary, or in his absence, an assistant secretary, or in the absence of the Secretary and assistant secretaries, a person appointed by the Chairman, shall act as secretary.

Section 2.10      Voting by Ballot. Any resolution to be considered at a meeting of Shareholders in relation to which the DLC SVC is or may be entitled to vote shall be decided by ballot. The ballot shall be kept open for such time as to allow the Parallel Shareholder Meeting of P&O Princess to be held and for the votes attaching to the Carnival Special Voting Share to be calculated and cast on such ballot, although such ballot may be closed earlier in respect of shares of other classes. The chairman of the meeting shall direct the procedures for voting by ballot.

Section 2.11      Voting by Proxy. Each Shareholder entitled to vote at a meeting of Shareholders may authorize any person to act for him by proxy. A proxy deposited by DLC SVC will be valid if it is received by or delivered to the chairman of the meeting before the close of the ballot to which it relates. To be valid, a proxy must comply in form and substance with all applicable provisions of Panamanian law.

Section 2.12      Cumulative Voting. Cumulative voting for directors shall not be permitted.

Section 2.13      List of Shareholders. The Secretary shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of Shareholders, a complete list of Shareholders, entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Shareholder and the number of shares registered in the name of each Shareholder. Such list shall be open to the examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present.

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Section 2.14	Inspectors of Election.

(a)          In advance of any meeting of Shareholders, the Board of Directors may appoint inspectors of election, who need not be Shareholders, to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the person presiding at any such meeting may, and on the request of any Shareholder entitled to vote at the meeting and before voting begins shall, appoint inspectors of election. In case any absence of the Chairman of the Board and the President, the persons designated pursuant to Section 2.9 shall act as chairman and secretary of the meeting.

(b)          On request of the person presiding at the meeting or any Shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge or question or matter determined by them, and execute a sworn certificate of any fact found by them. Any such report or certificate shall be prima facie evidence of the facts stated and on the vote as certified by him or them.

Section 2.15	Actions for Shareholder Approval.

(a)          All actions to be approved by the holders of Carnival Common Stock shall be Joint Electorate Actions, Class Rights Actions or Procedural Resolutions.

(b)          No resolution with respect to a Joint Electorate Action or a Class Rights Action shall be approved unless the Parallel Shareholder Meeting of P&O Princess is validly held and a vote of the holders of P&O Princess Ordinary Shares is held on an Equivalent Resolution.

Section 2.16      Joint Electorate Actions. All actions put to the holders of Carnival Common Stock or P&O Princess Ordinary Shares, except for Class Rights Actions and Procedural Resolutions, shall constitute Joint Electorate Actions. For the avoidance of doubt, the following actions, if put to the holders of Carnival Common Stock or P&O Princess Ordinary Shares, shall constitute Joint Electorate Actions:

(a)          the appointment, removal or re-election of any director of the Corporation or P&O Princess, or both of them;

(b)          to the extent such receipt or adoption is required by Applicable Regulations, the receipt or adoption of the Corporation’s or P&O Princess’ financial statements, or both of them, or accounts prepared on a combined basis, other than any accounts in respect of the period(s) ended prior to the date of the Equalization Agreement;

(c)          a change of name of either the Corporation, P&O Princess, or both of them; and

(d)          the appointment or removal of the auditors of the Corporation or P&O Princess, or both of them.

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Section 2.17	Procedure for Approval of Joint Electorate Actions.

(a)          If the Corporation proposes to take any Joint Electorate Action, such action shall require approval by Majority Resolution (or if Applicable Regulations, the Articles of Incorporation or these By-Laws require the action to be approved by a Supermajority Resolution, by the vote required thereby) of the holders of Carnival Common Stock, holders of the Corporation’s Other Voting Shares and the DLC SVC, voting together as a single class by ballot.

(b)          No resolution will be approved with respect to a Joint Electorate Action unless at least one-third of the total votes entitled to be cast by (i) the holders of Carnival Common Stock, and (ii) the DLC SVC (assuming for purposes of this calculation only that all holders of issued and outstanding P&O Princess Ordinary Shares voted at the Parallel Shareholder Meeting of P&O Princess) are cast on the resolution proposing such Joint Electorate Action.

(c)          If P&O Princess proposes to take any Joint Electorate Action, the Corporation shall convene a Special Meeting, unless such action is proposed for an Annual Meeting, as close in time as practicable to such P&O Princess shareholders meeting to consider such action and shall propose a resolution which is an Equivalent Resolution to the proposed P&O Princess resolution with respect to such Joint Electorate Action. Such Equivalent Resolution shall be proposed as a Majority Resolution, unless Applicable Regulations, the Articles of Incorporation or these By-Laws require the Joint Electorate Action to be approved by a Supermajority Resolution.

(d)          In relation to a resolution of the Corporation to approve a Joint Electorate Action at any meeting of Shareholders, the Carnival Special Voting Share shall carry:

(i)           such number of votes in favour of the resolution as were cast in favour of the Equivalent Resolution at the Parallel Shareholder Meeting of P&O Princess by holders of P&O Princess Ordinary Shares and Other Voting Shares of P&O Princess;

(ii)          such number of votes against the resolution as were cast against the Equivalent Resolution at the Parallel Shareholder Meeting of P&O Princess by holders of P&O Princess Ordinary Shares and Other Voting Shares of P&O Princess; and

(iii)        such number of abstentions as were recorded as abstentions from the Equivalent Resolution at the Parallel Shareholder Meeting of P&O Princess by holders of P&O Princess Ordinary Shares and Other Voting Shares of P&O Princess;

in each case, multiplied by the Carnival Equivalent Number in effect at the time such meeting of the Shareholders is held and in each case rounded up to the nearest whole number, such votes to be cast by the holder of the Carnival Special Voting Share in accordance with the above provisions.

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Section 2.18      Class Rights Action. The following actions constitute Class Rights Actions:

(a)          the voluntary Liquidation of the Corporation or P&O Princess for which the approval of shareholders of the Corporation is required by Applicable Regulations or proposed other than a voluntary Liquidation of both P&O Princess and the Corporation at or about the same time with the purpose or effect of no longer continuing the operation of the businesses of the companies as a combined going concern and not as part of a scheme, plan, transaction, or series of related transactions the primary purpose or effect of which is to reconstitute all or a substantial part of such businesses in one or more successor entities;

(b)          the sale, lease, exchange or other disposition of all or substantially all of the assets of either P&O Princess or the Corporation, other than in a bona fide commercial transaction undertaken for a valid business purpose in which such company receives consideration with a fair market value reasonably equivalent to the assets disposed of and not as a part of a scheme, plan, transaction or series of related transactions the primary purpose of which is to collapse or unify the DLC Structure;

(c)          any adjustment to the Equalization Ratio, otherwise than in accordance with the provisions of the Equalization Agreement;

(d)          except where specifically provided for in such agreements, any amendment to the terms of, or termination of, the Equalization Agreement, the SVE Special Voting Deed, the Carnival Deed of Guarantee or the P&O Princess Deed of Guarantee (including, for the avoidance of doubt, the voluntary termination of either Deed of Guarantee);

(e)          any amendment to, removal or alteration of the effect of (which shall include the ratification of any breach of) any Carnival Entrenched Provision or any P&O Princess Entrenched Provision;

(f)           any amendment to, removal or alteration of the effect of (which shall include the ratification of any breach of) Article XII or XIII of the Articles of Incorporation that would cause, or at the time of implementation would be reasonably likely to cause, an Exchange Event described in clause (a) of the definition of such term in the P&O Princess Articles of Association to occur; and

(g)          the doing of anything which the Board of Directors and the P&O Princess Board agree (either in a particular case or generally), in their absolute discretion, should be approved as a Class Rights Action.

Notwithstanding anything in these By-Laws to the contrary, none of the foregoing actions may be taken by the Corporation unless it has been approved as a Class Rights Action in accordance with Section 2.19.

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Section 2.19	Procedure for Approval of Class Rights Actions.

(a)          If the Corporation proposes to take any Class Rights Action, such action shall require approval by a Majority Resolution (or, if Applicable Regulations, the Articles of Incorporation or these By-Laws require the action to be approved by a Supermajority Resolution, by the vote required thereby) of holders of Carnival Common Stock, holders of Other Voting Shares of the Corporation, and the DLC SVC, voting together as a single class by ballot.

(b)          If the proposed Class Rights Action is approved by the requisite vote (as determined in accordance with the P&O Princess Memorandum and Articles) of the holders of P&O Princess Ordinary Shares and Other Voting Shares of P&O Princess entitled to vote thereon at the Parallel Shareholder Meeting of P&O Princess, the Carnival Special Voting Share shall have no votes with respect to such proposed Class Rights Action. If the proposed Class Rights Action is not approved by the requisite vote (as determined in accordance with the P&O Princess Memorandum and Articles) of the holders of P&O Princess Ordinary Shares and Other Voting Shares of P&O Princess, entitled to vote thereon at the Parallel Shareholder Meeting of P&O Princess:

(i)           if the resolution needs to be passed by a Majority Resolution, then the Carnival Special Voting Share shall be entitled to cast such number of votes representing the largest whole percentage that is less than the percentage of the number of votes as would be necessary to defeat a Majority Resolution if the total votes capable of being cast by the outstanding Carnival Common Stock and Other Voting Shares of Carnival that are entitled to vote pursuant to Applicable Regulations and/or the Carnival Articles and By-Laws (excluding the Carnival Special Voting Share) were cast in favour of the resolution at the Carnival Special Meeting, and all such votes shall be cast against approval of such resolution; and

(ii)          if the resolution needs to be passed by a Supermajority Resolution, then the Carnival Special Voting Share shall be entitled to cast such number of votes representing the largest whole percentage that is less than the percentage of the number of votes as would be necessary to defeat a Supermajority Resolution if the total votes capable of being cast by the outstanding Carnival Common Stock and Other Voting Shares of Carnival that are entitled to vote pursuant to Applicable Regulations and/or the Carnival Articles and By-Laws (excluding the Carnival Special Voting Share) were cast in favour of the resolution at the Carnival Special Meeting, and all such votes shall be cast against approval of such resolution.

By way of further explanation, expressed as a formula, the Carnival Special Voting Share shall be entitled to cast the following number of votes:

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One percentage point less than the minimum percent needed to defeat the resolution	X	Number of votes entitled to be cast (excluding the Carnival Special Voting Share)
100 percent - Minimum percent needed to defeat the resolution

Accordingly, for a Majority Resolution, 50 percent is the minimum percent needed to defeat the resolution, and the figure in brackets would be 98 percent. In the event that a Supermajority Resolution is required to carry in excess of 75 percent of the votes cast, then 25 percent would be the minimum percent needed to defeat the resolution, and the figure in brackets would be 32 percent.

(c)          If P&O Princess proposes to take any Class Rights Action, the Corporation shall convene a Special Meeting, unless such action is proposed for an Annual Meeting, as close in time as practicable to the P&O Princess shareholders meeting at which the P&O Princess resolution in respect of such Class Rights Action is to be proposed, and shall propose an Equivalent Resolution. Such Equivalent Resolution shall be proposed as a Majority Resolution, unless Applicable Regulations, the Articles of Incorporation or these By-Laws require the Class Rights Action to be approved by a Supermajority Resolution.

Section 2.20      Procedural Resolutions. The Carnival Special Voting Share shall have no right to vote on any resolution of a procedural or technical nature, which does not adversely affect the shareholders of P&O Princess in any material respect, put to the Shareholders at a meeting (“Procedural Resolutions”), nor shall notice of such meeting to Shareholders be required to include reference to these matters. The Chairman of the Board will, in his absolute discretion, determine whether a resolution is a Procedural Resolution. Subject to the foregoing and without limitation, to the extent that such matters require the approval of Shareholders, any of the following shall be Procedural Resolutions:

(a)          that certain people be allowed to attend or be excluded from attending the meeting;

(b)          that discussion be closed and the question put to the vote (provided no amendments have been raised);

(c)          that the question under discussion not be put to the vote (where a shareholder feels the original motion should not be put to the meeting at all, if such original motion was brought during the course of that meeting);

(d)          to proceed with matters in an order other than that set out in the notice of the meeting;

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(e)          to adjourn the debate (for example, to a subsequent meeting); and

(f)	to adjourn the meeting.

ARTICLE III

Board of Directors

Section 3.1         Powers. All powers of the Corporation, except those specifically reserved or granted to Shareholders by Applicable Regulation, the Articles of Incorporation or these By-Laws, are hereby granted to and vested in the Board of Directors; all such powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by, the Board of Directors.

Section 3.2	Number and Term of Office.

(a)          The Board of Directors shall consist of no less than three (3) nor more than twenty-five (25) members. Directors need not be Shareholders. Each director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

(b)          The Board of Directors shall consist of the identical individuals that constitute the P&O Princess Board.

Section 3.3        Eligibility for Election, Effectiveness of Appointment, Reciprocal Appointment.

(a)          No person shall be a director of the Corporation unless they are also a director of P&O Princess. The appointment of a person as a director of the Corporation shall only take effect at the same time as that person’s appointment as a director of P&O Princess takes effect.

(b)          If a person is appointed as a director of P&O Princess by the P&O Princess Board in accordance with the P&O Princess Memorandum and Articles, the Board of Directors shall also appoint that person as a director of the Corporation.

Section 3.4        Vacancies. Vacancies on the Board of Directors shall be filled by a majority of the directors then in office, even though less than a quorum, provided that any such person is appointed to both the Board of Directors and P&O Princess Board at the same time. If only one director remains in office, this director shall have the power to fill all vacancies. If there are no directors, the Secretary may call a meeting at the request of any two shareholders of the Corporation for the purpose of appointing one or more directors.

Section 3.5        Resignation of Directors. Any director of the Corporation may resign at any time by written notice to the Corporation. Such director must, concurrently with his or her resignation as director of the Corporation, also resign as

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director of P&O Princess. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, but in all events, only concurrently with the effectiveness of the director’s resignation from the P&O Princess Board, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.6        Removal of Directors. Subject to the provisions of the Corporation Law, any or all of the directors may be removed with or without cause only by a Majority Resolution.

Section 3.7        Disqualification of Directors. A director shall be disqualified from continuing to serve on the Board of Directors if (i) he ceases to be a director by virtue of any provisions of Applicable Regulation, the Articles of Incorporation or these By-Laws; (ii) he resigns from office by giving written notice to the Corporation or, having been appointed for a fixed term, the term expires or his office as a director is vacated pursuant to Section 3.6; or (iii) he ceases to be a director of P&O Princess.

Section 3.8         Organization. At every meeting of the Board of Directors, the Chairman of the Board, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following officers present in the order stated: the vice chairman of the Board of Directors, if there be one or in their order of rank and seniority if more than one, the Chief Executive Officer, the President, the vice presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present, shall preside, and the Secretary, or, in his absence, an assistant secretary, or in the absence of the Secretary and the assistant secretaries, any person appointed by the chairman of the meeting shall act as secretary.

Section 3.9         Place of Meeting. The Board of Directors may hold its meetings, both regular and special, at such place or places within or outside the Republic of Panama as the Board of Directors may from time to time appoint, or as may be designated in the notice calling the meeting.

Section 3.10      Annual Meetings. On the day when and at the place where the Annual Meeting of Shareholders is held, and as soon as practicable thereafter, the Board of Directors may hold its annual meeting, for the purposes of organization, the election of officers and the transaction of other business. Such annual meeting may be held at any other time and place specified in a notice given as provided in Section 3.11 or in a waiver of notice thereof.

Section 3.11      Regular Meetings. Unless otherwise required by the Board of Directors, regular meetings of the Board of Directors may be held without notice at such time and place as shall be designated from time to time by resolution of the Board of Directors. At such meetings, the directors may transact such business as may properly be brought before the meeting. If any day fixed for a regular meeting of the Board shall be a Saturday or Sunday or a legal holiday at the place where such meeting is to be held, then

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such meeting shall be held at the same hour at the same place on the first business day thereafter which is not a Saturday, Sunday or legal holiday.

Section 3.12      Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President or the Secretary or by two or more directors. Notice of each such meeting shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone) or 48 hours (in the case of notice by electronic mail or facsimile) or 10 days (in the case of notice by mail) before the time at which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purpose or purposes of the meeting. If mailed, each notice shall be deemed given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States post office department. Such mailing shall be by first class mail.

Section 3.13      Voting by Proxy. Each director may authorize another director to act for him by proxy at meetings of the Board of Directors, at meetings of committees of the Board of Directors of which he is a member and in giving a written consent in lieu of meetings of the Board of Directors and such committees on behalf of his appointor. A proxy to a director shall be given in an instrument in writing including a facsimile or similar communication method and shall be produced to the first meeting at which it is used or otherwise delivered to the Secretary of the Corporation. A proxy shall be conclusive evidence of its validity until notice of revocation of such proxy in writing including a facsimile or similar method of communication has been delivered to the Secretary of the Corporation.

Section 3.14      Quorum, Manner of Acting, Adjournment and Action without Meeting.

(a)          At all meetings of the Board of Directors the presence, in person or by proxy, of one-third of the total number of directors shall constitute a quorum for the transaction of business except as may be otherwise specifically provided by Applicable Regulation, the Articles of Incorporation or these By-Laws. The act of a simple majority of the directors present in person or by proxy at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by Applicable Regulation, the Articles of Incorporation or these By-Laws. A majority of the directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Notice of any adjourned meeting of the Board need not be given to any director whether or not present at the time of the adjournment. Any business may be transacted at any adjourned meeting that might have been transacted at the meeting as originally called.

(b)          Any person who is himself a director and acting as a proxy for any other director shall be entitled to have one vote for each capacity in which he so acts (in addition to any vote he may have as a director).

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(c)          Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all of the members of the Board of Directors or committee (or other proxies) consent thereto in writing, and the writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 3.15      Conference Telephone Meetings. One or more directors may participate in a meeting of the Board of Directors, or of a committee of the Board of Directors, by means of conference telephone or similar communications equipment by means of which all persons can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 3.16	Committees of the Board of Directors.

(a)          The Board of Directors may, by resolutions adopted by a majority vote of the entire Board of Directors, designate from among its members one or more other committees (having such name or names as may be determined from time to time by resolution adopted by the Board of Directors), each committee to consist of two or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(b)          Any committee designated by the Board of Directors shall have and may exercise such powers and authorities as shall be provided in the resolution of the Board of Directors establishing such committee; but no committee of the Board of Directors shall have the power or authority in reference to the submission to Shareholders of any action that requires Shareholders’ authorization under Applicable Regulation, the Articles of Incorporation, or these By-Laws, the filling of vacancies in the Board of Directors or in a committee, the fixing of the compensation of the directors for serving on the Board of Directors or on any committee, the adoption of an agreement of merger or consolidation, the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to Shareholders a dissolution of the Corporation or revocation of a dissolution, the amendment or repeal of the By-Laws or the adoption of new By-Laws, or the amendment or repeal of any resolution of the Board of Directors other than one which is by its terms so amendable or repealable.

Section 3.17      Compensation of Directors. Each director, in consideration of his service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors’ meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties. Each director who shall serve as a member of any committee of directors in consideration of his serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with

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reimbursement for the reasonable expenses incurred by him in the performance of his duties. Nothing contained in this section shall preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

Section 3.18      Specific and General Powers of Directors. Subject to any regulations from time to time made by Shareholders, the Board of Directors shall have the management of the affairs, business and property of the Corporation and may do all such acts as are not prohibited by Applicable Regulation, by the Articles of Incorporation, or by these By-Laws, and as are not reserved to the Shareholders.

Section 3.19	Directors’ Power to Give Effect to the DLC Agreements.

(a)          The directors are authorized to operate and carry into effect the Equalization Agreement, the SVE Special Voting Deed and the Carnival Deed of Guarantee with full power to:

(i)           enter into, operate and carry into effect any further or other agreements or arrangements with or in connection with P&O Princess or the holder of the P&O Princess Special Voting Share; and

(ii)          do all such things as, in the opinion of the directors, are necessary or desirable for the application, implementation, protection, furtherance or maintenance of the dual listed company relationship with P&O Princess constituted by or arising out of any agreement or arrangement.

(b)          Subject to Applicable Regulation, nothing done by any director in good faith pursuant to such authority and obligations shall constitute a breach of the fiduciary duties of such director to the Corporation or Shareholders. In particular, the directors shall, in addition to their duties to the Corporation, be entitled to have regard to the interests of the Combined Shareholders as if the Corporation and P&O Princess were a single legal entity. They are also authorized to provide to P&O Princess and any officer, employee or agent of P&O Princess any information relating to the Corporation.

Section 3.20      Discretionary Matters. The Board of Directors may, by agreement with the P&O Princess Board:

(a)          decide to seek the approval of the shareholders (or any class of shareholders) of either or both of the Corporation and P&O Princess for any matter that would not otherwise require such approval;

(b)          require any Joint Electorate Action to be approved instead as a Class Rights Action; or

(c)          specify a higher majority vote than the required majority that would otherwise be required for any shareholder vote provided for in Section 2.7.

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ARTICLE IV

Officers

Section 4.1         Number, Qualifications and Designation. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, one or more vice presidents, a Secretary, a Treasurer, and such other officers as may be elected or appointed in accordance with the provisions of Section 4.2. Officers may be of any nationality and need not be residents or citizens of the Republic of Panama. One person may hold more than one office. Officers may be, but need not be, directors of the Corporation or Shareholders.

Section 4.2        Election and Term of Office. The officers of the Corporation, except those appointed by delegated authority pursuant to Section 4.3, shall be elected annually by the Board of Directors, and each such officer shall hold his office until his successor shall have been elected or appointed and qualified, or until his earlier death, resignation or removal. More than two offices may be held by the same person. Any officer may resign at any time upon written notice to the Corporation. Any officer elected by the Board of Directors or appointed by delegated authority may be removed at any time with or without cause by the affirmative vote of a majority of members of the Board of Directors then in office. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any vacancy occurring in the office of the Corporation may be filled by the Board of Directors.

Section 4.3         Powers and Duties. The Chairman of the Board, or, if a Chairman of the Board has not been chosen or is unavailable, the Vice-Chairman of the Board, or, if neither has been chosen or are unavailable, the President, shall preside at all meetings of the Shareholders and of the Board. The Chairman of the Board and the Vice-Chairman of the Board shall be executive officers of the Corporation and shall exercise such executive duties as may be prescribed from time to time by the Board. The officers and agents of the Corporation shall each have such powers and perform such duties in the management of the business and affairs of the Corporation as generally pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board.

Section 4.4         Other Officers, Subordinate Officers, Non-Board Committees and Agents. The Board of Directors may from time to time elect such other officers and appoint such employees or other agents, or such committees (not constituting committees of the Board of Directors), as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these By-Laws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee of the Board of Directors referred to in Section 3.16 the power to appoint subordinate officers and to retain or appoint employees or other agents, or committees (not constituting committees of the Board of Directors) and to prescribe the authority, duties and compensation of such subordinate officers, committees, employees or other agents.

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ARTICLE V

Certificates of Stock, Transfer, Etc.

Section 5.1        Issue. The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. To the extent that shares are represented by certificates, such certificates shall be in such form as shall be approved by the Board. Each Shareholder shall be entitled to a certificate or certificates for shares of the Corporation owned by him upon his request thereof. Any share certificates of the Corporation shall be issued in registered form only, consistent with the provisions of Article 27 of the Corporation Law. They shall be signed by the President or a vice president and by the Secretary or an assistant secretary or the Treasurer or an assistant treasurer, and may bear the corporate seal, which may be a facsimile. The signatures of the officers upon such certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employees. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer before the certificate is issued it may be issued or delivered with the same effect as if he were such officer at the date of its issue or delivery. The Corporation shall keep a record containing the names and addresses of all registered Shareholders, the number and class of shares held by each and the date when they respectively became the owners of record thereof.

Section 5.2	Transfer.

(a)          The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board. Transfer of shares issued in the name of a holder of record shall be made only on the record of shareholders of the Corporation only by the holder thereof or by such holder’s attorney lawfully constituted upon compliance with the customary procedures for transferring shares in uncertificated form or upon surrender of and cancellation of the certificate therefor. Every transfer of shares by holders of record shall be entered on the record of shareholders of the Corporation. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for registered shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its record of shareholders. No transfer of shares of capital stock shall be valid as against the Corporation, its shareholders and creditors for any purpose except to render the transferee liable for the debts of the Corporation to the extent provided by law until such transfer shall have been entered on the record of shareholders of the Corporation by an entry showing from and to whom transferred.

(b)          Any applicant wishing to transfer shares shall pay to the Corporation any stamp or other duties or taxes payable in respect of the transfer, together with any charges imposed by the Corporation in respect of such transfer, all prior to and as a condition precedent to the issuance of any new certificates to such applicant.

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Section 5.3        Transfer of the Carnival Special Voting Share. No transfer of the Carnival Special Voting Share will take effect until the transfer has been approved in accordance with the SVE Special Voting Deed and until the transferee has agreed to be bound by the terms of the SVE Special Voting Deed.

Section 5.4        Lost, Stolen, Destroyed or Mutilated Certificates. The holder of any certificated shares of capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such shares, and the corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his legal representatives, to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

Section 5.5        Record Holder of Shares. The Corporation shall be entitled to recognize the exclusive right of a person registered on the record of shareholders of the Corporation as the owner of registered shares to receive dividends, to vote and to exercise any other rights in respect of the shares held as the owner thereof.

Section 5.6        Determination of Shareholders of Record. In order that the Corporation may determine the holders of registered shares entitled to notice of meeting of Shareholders, or entitled to express consent to or dissent from any proposed corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of shares or for the purposes of any other action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no such record is fixed:

(a)          The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held;

(b)          The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and

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(c)          The record date for determining stockholders for any purpose other than those specified in subsections (a) and (b) shall be at the close of business on the day on which the Board adopts resolution relating thereto.

A determination of registered Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; except that the Board of Directors may fix a new record date for an adjourned meeting.

ARTICLE VI

Notices

Section 6.1         Notice to Corporation. Whenever, under the provisions of the statutes of the Republic of Panama or the Articles of Incorporation or these By-Laws, any notice, request, demand or other communication is required to be or may be given or made to the Corporation, it shall also not be construed to mean that such notice, request, demand or other communication must be given or made in person, but the same may be given or made to the Corporation by mail or facsimile. Any such notice, request, demand or other communication shall be considered to have been properly given or made, in the case of mail when deposited in the mail, and in other cases when transmitted by the party giving or making the same, directed to the Corporation at its then registered address, provided that a copy of the same is sent by like medium of communication to the attention of the secretary at the Corporation’s then principal place of business.

Section 6.2	Waiver of Notice.

(a)          Whenever any written notice is required to be given under the provision of Applicable Regulation, the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

(b)          Attendance of a person, either in person or by proxy, at any meeting, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice of such meeting.

ARTICLE VII

Indemnification

Section 7.1        Indemnification of Officers and Directors. The Corporation shall indemnify any person (and the heirs, executors, or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation or P&O Princess, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the Corporation Law, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any

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other rights to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provisions of this Section 7.1 shall be deemed to be a contract between the Corporation and each director and officer of the Corporation or P&O Princess who serves in such capacity at any time while this Article VII and the relevant provisions of the Corporation Law and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

Section 7.2        Indemnification of Other Persons. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was an employee or agent of the Corporation or P&O Princess, or is or was serving at the request of the Corporation or P&O Princess as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the Corporation Law, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which any such person may be entitled apart from he foregoing provisions.

Section 7.3        Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or P&O Princess, or is or was serving at the request of the Corporation or P&O Princess as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Sections 7.1 and 7.2 hereof or under the Corporation Law or any other provision of law.

ARTICLE VIII

General Provisions

Section 8.1	Dividends.

(a)          Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, and the Equalization Agreement, may be declared by the Board of Directors at any regular or special meeting, pursuant to Applicable Regulation. Dividends may be paid in cash, in property or in shares of the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation and the Equalization Agreement. Before payment of any dividend, there

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may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

(b)          The Corporation or other person paying any dividend or issuing any right on behalf of the Corporation shall be entitled to withhold therefrom any taxes required to be withheld by the laws and regulations of any taxing authority having jurisdiction in the circumstances.

Section 8.2         Contracts. Except as otherwise provided in these By-Laws, the Board of Directors may authorize any officer or officers or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the Corporation and such authority may be general or confined to specific instances.

Section 8.3        Loans. The President or any other officer, employee or agent authorized to do so by the Board may effect loans and advances at any time for the Corporation from any bank, trust company or other institutions or from any firm, corporation or individual and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the Board so to do, may pledge and hypothecate or transfer any securities or the property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances or otherwise limited.

Section 8.4         Checks, Drafts, Etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

Section 8.5        Deposits. The funds of the Corporation otherwise employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositaries as the Board may select or as may be selected by a officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

Section 8.6         Corporate Seal. The corporate seal shall be in the form of a circle and shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Republic of Panama.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 8.7         Corporate Records. Every Shareholder shall, upon written demand stating the purpose thereof, have a right to inspect, in person or by agent or attorney, during the usual hours of business, for a purpose reasonably related to his

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interests as a Shareholder, the share register, books of account, and minutes of all proceedings, and make copies or extracts therefrom.

Section 8.8         Fiscal Year. The fiscal year of the Corporation shall be determined, and may be changed, by resolution of the Board.

Section 8.9        Amendment of By-Laws. These By-Laws may be amended in accordance with the Articles of Incorporation.

Section 8.10      Effective Date. Any amendment to or any amendment and restatement of these By-Laws shall govern the affairs of the Corporation from and after the date stated in the resolution adopting the same.

ARTICLE IX

Definitions

Section 9.1	For purposes of these By-Laws:

“Amendment Date” means April 17, 2003.

“Annual Meeting” means the annual meeting of the Shareholders as described in Section 2.2.

“Applicable Exchange Rate” means, in relation to any proposed Distributions by the Corporation and P&O Princess in relation to which a foreign exchange rate is required, the average of the closing mid-point spot US dollar-sterling exchange rate on the five Business Days ending on the Business Day before the Distribution Determination Date relating to such Distributions (as shown in the London edition of the Financial Times, or such other point of reference as the parties shall agree), or such other spot US dollar-sterling exchange rate or average US dollar-sterling exchange rate as at such other date (or over such other period) before a Distribution Determination Date as the Board of Directors and the P&O Princess Board shall agree, in each case rounded to five decimal places.

“Applicable Regulation” means

(a)          any law, statute, ordinance, regulation, judgment, order, decree, license, permit, directive or requirement of any Governmental Agency having jurisdiction over the Corporation; and

(b)	the rules, regulations, and guidelines of:

(i)           any stock exchange or other trading market on which any shares or other securities or depositary receipts representing such shares or securities of the Corporation or P&O Princess are listed, traded or quoted; and

(ii)          any other body with which entities with securities listed or quoted on such exchanges customarily comply,

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(but, if not having the force of law, only if compliance with such directives, requirements, rules, regulations or guidelines is in accordance with the general practice of persons to whom they are intended to apply) in each case for the time being in force and taking account all exemptions, waivers or variations from time to time applicable (in particular situations or generally) to the Corporation or, as the case may be, P&O Princess.

“Articles of Incorporation” means the articles of incorporation of the Corporation, as amended from time to time.

“Board of Directors” or “Board” means the board of directors of the Corporation (or a duly authorized committee of the board of directors of the Corporation) from time to time.

“Carnival Common Stock” has the same meaning as described in the Articles of Incorporation.

“Carnival Deed of Guarantee” means the deed of guarantee dated as of April 17, 2003, between the Corporation and P&O Princess pursuant to which the Corporation guarantees certain obligations of P&O Princess for the benefit of certain future creditors of P&O Princess, as amended from time to time.

“Carnival Entrenched Provision” shall have the meaning given to such term in the Articles of Incorporation.

“Carnival Equivalent Number” means the number of shares of Carnival Common Stock that have the same rights to distributions of income and capital and voting rights as one P&O Ordinary Share. Initially, the Carnival Equivalent Number shall be 0.30040, but it shall adjust as provided in Clause 4 of the Equalization Agreement and the Schedule thereto. In all cases, the Carnival Equivalent Number shall be rounded to five decimal places;

“Carnival Special Voting Share” means the special voting share, par value $.01 per share, of the Corporation.

“Class Rights Action” means any of the actions listed in Section 2.18.

“Combined Shareholders” means the holders of Carnival Common Stock and the holders of P&O Princess Ordinary Shares.

“Corporation” means Carnival Corporation, a corporation organized and existing in accordance with the laws of the Republic of Panama.

“Corporation Law” shall mean Law 32 of the Corporation Law of 1927 of the Republic of Panama, as amended.

“Deeds of Guarantee” means the Carnival Deed of Guarantee and the P&O Princess Deed of Guarantee.

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“Disenfranchised Carnival Common Stock” has the meaning in the Articles of Incorporation.

“DLC SVC” means the holder, from time to time, of the Carnival Special Voting Share.

“DLC SVC Owner” shall mean the holder, from time to time, of the equity interests in DLC SVC.

“Equalization Agreement” means the Equalization and Governance Agreement, dated as of April 17, 2003, between the Corporation and P&O Princess, as amended from time to time.

“Equalization Ratio” means the ratio of (i) one P&O Princess Ordinary Share to (ii) the Carnival Equivalent Number;

“Equalization Share” shall mean, in relation to the Corporation, any share designated as an Equalization Share in the Corporation from time to time by the Board and, in relation to P&O Princess, the Equalization Share of £1 in the capital of P&O Princess.

“Equivalent Resolution” means a resolution of either the Corporation or P&O Princess that is equivalent in nature and effect to a resolution of the other company.

“Governmental Agency” means a court of competent jurisdiction or any government or any governmental, regulatory, self-regulatory, or administrative authority, agency, commission, body or other governmental entity and shall include any relevant competition authorities, the U.S. Securities and Exchange Commission, the New York Stock Exchange, the UK Panel on Takeovers and Mergers, the London Stock Exchange and the UK Listing Authority.

“Implementation Agreement” means the Offer and Implementation Agreement, dated as of January 8, 2003, between the Corporation and P&O Princess.

“Joint Electorate Action” has the meaning set forth in Section 2.16.

“Liquidation” means, with respect to either the Corporation or P&O Princess, any liquidation, winding up, receivership, dissolution, insolvency or equivalent proceedings pursuant to which the assets of such company will be liquidated and distributed to creditors and other holders of provable claims against such company.

“London Stock Exchange” means the London Stock Exchange plc.

“Majority Resolution” means a resolution duly approved at a meeting of the Corporation’s Shareholders by the affirmative vote of a majority of all the votes cast on such resolution by all shareholders of the Corporation entitled to vote thereon (including, where applicable, the DLC SVC) who are present in person or by proxy at

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such meeting; provided that abstentions shall not be deemed to be “votes cast” for these purposes.

“New York Stock Exchange” means the New York Stock Exchange, Inc.

“Ordinary Shares” means that Carnival Common Stock and the P&O Princess Ordinary Shares, as the context requires.

“Other Voting Shares” means, with respect to any resolution to be acted on by the shareholders of the Corporation or P&O Princess, as the case may be, such shares of capital stock of that company that are entitled to vote on such resolution at a meeting of the shareholders of such company, other than the Carnival Special Voting Share, the P&O Princess Special Voting Share and the Ordinary Shares (including the Disenfranchised Carnival Common Stock).

“P&O Princess Articles” means the P&O Princess articles of association, as amended from time to time.

“P&O Princess” means P&O Princess Cruises plc, a public limited company incorporated in England and Wales.

“P&O Princess Board” means the Board of Directors of P&O Princess.

“P&O Princess Deed of Guarantee” means the deed of guarantee dated as of April 17, 2003, between P&O Princess and the Corporation whereby P&O Princess agrees to guarantee certain obligations of the Corporation for the benefit of certain future creditors of the Corporation, as amended from time to time.

“P&O Princess Entrenched Provision” means those provisions designated as such in the P&O Princess Memorandum and Articles.

“P&O Princess Equivalent Number” has the meaning given in the definition of “Equalization Ratio.”

“P&O Princess Memorandum and Articles” means the P&O Princess memorandum and articles of association, as amended from time to time.

“P&O Princess Ordinary Shares” has the meaning given to in the P&O Princess Articles.

“P&O Princess Special Voting Share” means the special voting share of £1 in P&O Princess.

“P&O Princess SVT” shall mean P&O Princess Special Voting Trust, a trust organized under the laws of the Cayman Islands or any successor thereto.

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“P&O Princess SVT Agreement” shall mean the Voting Trust Deed, forming P&O Princess SVT, between P&O Princess Trustee and Carnival, dated as of April 17, 2003, as amended from time to time.

“P&O Princess Trustee” means The Law Debenture Trust Corporation (Cayman) Limited, as trustee of P&O Princess SVT pursuant to the P&O Princess SVT Agreement (or any successor trustee appointed pursuant to Section 7.06 thereof).

“Parallel Shareholder Meeting” means, in relation to P&O Princess, any meeting of the shareholders of P&O Princess which is:

(a)          nearest in time to, or is contemporaneous with, the meeting of the Shareholders of the Corporation and at which some or all of the same resolutions or some or all Equivalent Resolutions are to be considered; or

(b)          designated by the P&O Princess Board as the parallel meeting of shareholders of a particular meeting of Shareholders of the Corporation.

“Procedural Resolutions” shall have the meaning set forth in Section 2.20.

“Shareholders” means the holders of shares of the Corporation’s capital stock.

“Special Meeting” means a meeting of the Shareholders other than an Annual Meeting as described in Section 2.4.

“Special Voting Share” means, in relation to the Corporation, the Carnival Special Voting Share and, in relation to P&O Princess, the P&O Princess Special Voting Share.

“Supermajority Resolution” means a resolution required by Applicable Regulations, the Articles of Incorporation or these By-Laws, as relevant, to be approved by a higher percentage of votes cast than required under a Majority Resolution, or where the percentage of votes in favour and against the resolution is required to be calculated by a different mechanism to that required by a Majority Resolution.

“SVE Special Voting Deed” means the SVE Special Voting Deed, dated as of April 17, 2003, by and among the Corporation, DLC SVC, DLC SVC Owner, P&O Princess and P&O Princess Trustee, as amended from time to time.

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